UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2005

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2005, Platinum Underwriters Holdings, Ltd. (the "Company") entered into two Amended and Restated Option Agreements (the "Amended Agreements") with The St. Paul Travelers Companies, Inc. and a subsidiary thereof (collectively, "St. Paul"), which Amended Agreements are attached hereto as Exhibits 10.1 and 10.2. The Amended Agreements amend the Option Agreements dated November 1, 2002 pursuant to which the Company granted to St. Paul options to purchase up to 6,000,000 of the Company's common shares at an exercise price of $27.00 per common share. As more fully described in the Amended Agreements, in lieu of paying $27.00 per share, any exercise by St. Paul of its options will be settled on a net share basis, which results in the Company issuing to St. Paul a number of common shares equal to the excess of the market price per share, determined in accordance with the amendments, over $27.00 less the par value per share multiplied by the number of common shares issuable upon exercise of the option, divided by that market price per share.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 Amended and Restated Option Agreement dated as of January 10, 2005 between the Company and The St. Paul Travelers Companies, Inc.

Exhibit 10.2 Amended and Restated Option Agreement dated as of January 10, 2005 among the Company, St. Paul Reinsurance Company Limited and The St. Paul Travelers Companies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

January 11, 2005	By:	/s/ Michael E. Lombardozzi

Name: Michael E. Lombardozzi
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Option Agreement dated as of January 10, 2005 between the Company and The St. Paul Travelers Companies, Inc.
10.2	Amended and Restated Option Agreement dated as of January 10, 2005 among the Company, St. Paul Reinsurance Company Limited and The St. Paul Travelers Companies, Inc.